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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our reports dated March 23, 2001 relating to the financial statements and financial statement schedules of Odyssey America Reinsurance Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
New York, New York
May 4, 2001